UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $.50 par value	MTB	New York Stock Exchange
Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H	MTBPrH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

M&T Bank Corporation 2024 Annual Meeting of Shareholders

M&T Bank Corporation (“M&T”) held its 2024 Annual Meeting of Shareholders on April 16, 2024 (the “Annual Meeting”). At the Annual Meeting, shareholders approved all of the Board of Directors’ proposals, which included: (i) the election of sixteen (16) directors of M&T, for one-year terms and until their successors are elected and qualified; (ii) the approval of the 2023 compensation of M&T’s Named Executive Officers; and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2024.

The voting results for each proposal, including the votes for and against or withheld, and any abstentions or broker non-votes, are presented below. Abstentions and broker non-votes (if applicable) were counted for purposes of determining whether a quorum was present but were not treated as votes cast. Therefore, abstentions and broker non-votes (if applicable) did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval.

The following table reflects the tabulation of the final votes with respect to each director who was elected at the Annual Meeting (Proposal 1):

Nominee	For	Against	Abstain	Broker Non-Votes
John P. Barnes	131,846,665	3,389,928	399,012	15,132,722
Robert T. Brady	117,523,449	17,593,905	518,252	15,132,722
Carlton J. Charles	130,555,451	4,642,699	437,456	15,132,722
Jane Chwick	132,571,243	2,667,285	397,077	15,132,722
William F. Cruger, Jr.	133,786,217	1,431,617	417,772	15,132,722
T. Jefferson Cunningham III	130,856,154	4,332,365	447,086	15,132,722
Gary N. Geisel	130,133,781	5,116,080	385,745	15,132,722
Leslie V. Godridge	134,573,087	648,571	413,948	15,132,722
René F. Jones	128,327,001	6,890,888	417,718	15,132,722
Richard H. Ledgett, Jr.	134,088,319	1,138,622	408,664	15,132,722
Melinda R. Rich	131,978,691	3,282,554	374,362	15,132,722
Robert E. Sadler, Jr.	131,614,615	3,628,784	392,208	15,132,722
Denis J. Salamone	133,591,954	1,639,617	404,023	15,132,722
Rudina Seseri	134,497,436	680,536	457,634	15,132,722
Kirk W. Walters	131,907,464	3,315,305	412,837	15,132,722
Herbert L. Washington	130,909,867	4,343,361	382,378	15,132,722

John R. Scannell was not a nominee for director at the Annual Meeting, and his term as a director ended at the Annual Meeting.

The following table reflects the tabulation of the final votes with respect to the approval of the 2023 compensation of M&T’s Named Executive Officers (Proposal 2):

For	Against	Abstain	Broker Non-Votes
126,792,136	8,142,575	700,393	15,132,722

The following table reflects the tabulation of the final votes with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2024 (Proposal 3):

For	Against	Abstain	Broker Non-Votes
144,695,383	5,824,756	248,189	Not Applicable

Item 8.01	Other Events.

Board Election of Lead Independent Director and Board Committee Memberships

At a meeting of M&T’s Board of Directors (the “Board”) on April 16, 2024 held after the Annual Meeting, the Board elected Gary N. Geisel as non-executive Vice Chairman of the Board and lead independent director. The Board also reappointed membership of its standing committees as set forth below. Each of the Audit Committee, Compensation and Human Capital Committee, Nomination and Governance Committee, and Risk Committee is comprised solely of directors who are independent under the standards established by the New York Stock Exchange and Securities and Exchange Commission and who meet other qualification requirements applicable to such committees, as determined by the Board. Each committee is governed by a written charter approved by the Board, and the charters are available on M&T’s website at ir.mtb.com/corporate-governance.

Board Committee Membership

Audit Committee	Compensation and Human Capital Committee
Denis J. Salamone (Chair) Jane Chwick William F. Cruger, Jr. T. Jefferson Cunningham III Herbert L. Washington	William F. Cruger, Jr. (Chair) Gary N. Geisel Rudina Seseri Herbert L. Washington

Executive Committee	Nomination and Governance Committee
Robert E. Sadler, Jr. (Chair) Robert T. Brady Gary N. Geisel René F. Jones Melinda R. Rich	Melinda R. Rich (Chair) Robert T. Brady Carlton J. Charles

Risk Committee
Robert E. Sadler, Jr. (Chair) John P. Barnes Carlton J. Charles Leslie V. Godridge Richard H. Ledgett, Jr. Kirk W. Walters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: April 18, 2024	By:	/s/ Marie King
Name: Marie King
Title: Senior Vice President and Corporate Secretary

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